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EXELON(SM)
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                   YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

VOTE-BY-INTERNET                        OR     VOTE-BY-TELEPHONE

1. Log on to the Internet and go to            1. Call toll-free
http://www.eproxyvote.com/exc                  1-877-PRX-VOTE (1-877-779-8683)

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.



             DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
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/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4, 5, 6, and 7.

EXELON

                                                         FOR   AGAINST   ABSTAIN
                                                         ---   -------   -------
1. Approval of Share Issuance
                                                         / /     / /       / /
2. Election of Directors

   (01) E. A. Brennan
   (02) B. DeMars
   (03) N. A. Diaz
   (04) J.W. Rowe
   (05) R. Rubin

                         FOR  WITHHELD
                         ---  --------

                        / /      / /

     ______________________________________
/ /  For all nominees except as noted above

                                                         FOR   AGAINST   ABSTAIN
                                                         ---   -------   -------

3. Approval of Amendment to Amended and Restated
   Articles of Incorporation                             / /    / /        / /

4. Ratification of Independent Accountants               / /    / /        / /

5. Approval of Exelon Corporation 2006 Long-Term
   Incentive Plan                                        / /    / /        / /

6. Approval of Exelon Corporation Employee
   Stock Purchase Plan for Unincorporated Subsidiaries   / /    / /        / /

7. Approval to Adjourn or Postpone Annual Meeting        / /    / /        / /


Change of Address/Comments on Reverse Side

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature: ________________________________ Date: _____________

Signature: ________________________________ Date: _____________

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                                   ADMISSION TICKET

                     PLEASE DETACH AND BRING THIS TICKET ALONG WITH
                           A PHOTO I.D. FOR ADMISSION TO THE

                                  EXELON CORPORATION
                             ANNUAL SHAREHOLDERS MEETING

                                    [ - ], 2005
                                        [ - ]

                            THIS TICKET IS NOT TRANSFERABLE



                                     DETACH HERE
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                               2005 COMMON STOCK PROXY
                                 EXELON CORPORATION

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                        [ - ], [ - ], 2005 at [ - ] at [ - ]

RANDALL E. MEHRBERG and KATHERINE K. COMBS, or either of them with power of substitution, are hereby appointed proxies to vote as specified all shares of Common Stock which the shareholder(s) named on the reverse side is entitled to vote at the above annual meeting or at any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the meeting.

EquiServe Trust Company, N.A., as Custodian under the Dividend Reinvestment and Employee Stock Purchase Plan, and Exelon Corporation, as Custodian for the 401(k) Employee Savings Plan, are hereby authorized to execute a proxy with identical instructions for any shares of common stock held for the benefit of shareholder(s) named on the reverse side.

Nominees for election to the board of directors for class II terms expiring in 2008 are:

01. Edward A. Brennan, 02. Bruce DeMars., 03. Nelson A. Diaz, 04. John W. Rowe and 05. Ronald Rubin.

   PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED
                 POSTAGE PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8647,
                             EDISON, NEW JERSEY, 08818-8647.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?
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